Exhibit 99.1

Vista Gold Corp. Announces Updated Feasibility Study for the Mt Todd Gold Project

Denver, Colorado, March 13, 2024 – Vista Gold Corp. (NYSE American and TSX: VGZ) (“Vista” or the “Company”) announces the results of the feasibility study update for its Mt Todd gold project (“Mt Todd” or the “Project”) located in Northern Territory, Australia which was undertaken in conjunction with the Company’s annual reporting of its mineral resources and mineral reserves in its Annual Report on Form 10-K, as required under Item 1300 of Regulation S-K under the Securities and Exchange Act of 1934, as amended (“S-K 1300”).

The updated feasibility study reflects changes in project economics since the feasibility study filed in February 2022. Material capital and operating cost components have been updated with quotes obtained in Q1 2024. The updated study also reflects the current outlook for the long-term gold price and foreign exchanges rates, and the recently announced royalty. Mt Todd mineral resources and mineral reserves, mine plans, gold recoveries, and gold production schedules remain unchanged.

Highlights of the Mt Todd 2024 Updated FS appear below, with changes from the 2022 feasibility study shown in parenthesis ( ):

●	After-tax NPV5% of $1.13 billion (+$131.5 million) and IRR of 20.4% (-0.2%) at a $1,800 gold price and a $0.69 Fx rate(1)(2);
●	Average cash costs of $913 (+$96) per ounce (life of mine)(3);
●	Average all-in sustaining cost (“AISC”) of $1,034 (+$104) per ounce (life of mine)(3); and
●	Initial capital requirements of $1.03 billion (+$138 million), which continues to reflect the use of a third-party owner/operator of the power plant.

(1)	All dollar amounts stated herein are in U.S. currency and are expressed as $ unless specified otherwise. All foreign exchange (“Fx") rates are in U.S. dollars per Australian dollar.
(2)	The 2022 feasibility study economics were reported at a gold price of US$1,600 and Fx rate of 0.71.
(3)	Cash costs per ounce and AISC per ounce are non-GAAP financial measures. See “Note Regarding Non-GAAP Financial Measures” below for a discussion on non-GAAP financial measures and a reconciliation to U.S. GAAP measures.

Using a gold price of $2,100 and a $0.66 Fx rate, which the Company believes are more reflective of current market conditions, the after-tax NPV5% of the Project is $1.88 billion and the IRR is 29.6%.

Frederick H. Earnest, President and CEO of Vista Gold, commented, “Mt Todd is a robust project with strong leverage to the gold price. Project economics are approximately the same or slightly better than reported two years ago, inclusive of cost increases that have affected the entire gold mining sector. We are pleased that Mt Todd’s value is confirmed at the given foreign exchange rates and conservative gold price selected.

“These results do not change our strategy for Mt Todd. We continue to work with CIBC Capital Markets (“CIBC”) to identify and advance interest in Mt Todd and are focused on achieving a transaction that maximizes shareholder value. Our evaluation of a smaller-scale, staged development strategy to advance Mt Todd is ongoing and complements the work that we are doing with CIBC.”

Detailed Report

An S-K 1300 technical report summary for the 2024 Updated FS will be included as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. A technical report will also be prepared in accordance with Canadian National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) disclosure standards and filed on SEDAR+ at www.sedarplus.ca within 45 days of the date hereof. Both reports will be available on our website.

Mineral Resources and Mineral Reserves

The tables below present the estimated mineral resources and mineral reserves for the Project. The effective date of the mineral resources and mineral reserves estimates is December 31, 2023. The following mineral resources and mineral reserves were prepared in accordance with both S-K 1300 standards and Canadian Institute of Mining, Metallurgical and Petroleum definition standards.

Mt Todd Gold Project – Mineral Resource (Exclusive of Gold Mineral Reserves)

Based on US$1,300/oz Gold Pit Shell

	Batman Deposit			Heap Leach Pad			Quigleys Deposit			Total
			Contained			Contained			Contained			Contained
	Tonnes	Grade	Ounces	Tonnes	Grade	Ounces	Tonnes	Grade	Ounces	Tonnes	Grade	Ounces
	(000s)	(g Au/t)	(000s)	(000s)	(g Au/t)	(000s)	(000s)	(g Au/t)	(000s)	(000s)	(g Au/t)	(000s)
Measured	—	—	—	—	—	—	594	1.15	22	594	1.15	22
Indicated	10,816	1.76	613	—	—	—	7,301	1.11	260	18,117	1.49	873
Measured & Indicated	10,816	1.76	613	—	—	—	7,895	1.11	282	18,711	1.49	895
Inferred	61,323	0.72	1,421	—	—	—	3,981	1.46	187	65,304	0.77	1,608

Notes:

1)	Measured & Indicated Mineral Resources exclude Proven and Probable Reserves.
2)	Batman and Quigleys mineral resources are quoted at a 0.40g-Au/t cut-off grade. Heap Leach resources are the average grade of the heap, no cut-off applied.
3)	Batman: Mineral resources constrained within a $1,300/oz gold WhittleTM pit shell. Pit parameters: Mining Cost $1.50/tonne, Milling Cost $7.80/tonne processed, G&A Cost $0.46/tonne processed, G&A Cost/Year US$8,201 K, Au Recovery- Sulfide 85%, Transition 80%, Oxide 80%, 0.2g-Au/t minimum for resource shell.
4)	Quigleys: Resources constrained within a $1,300/oz gold WhittleTM pit shell. Pit parameters: Mining cost $1.90/tonne, Processing Cost $9.779/tonne processed, Royalty 1% gross production, Au Recovery- Sulfide, 82.0% and Oxide/Transition 78.0%, water treatment $0.09/tonne, Tailings $0.985/tonne.
5)	Differences in the table due to rounding are not considered material. Differences between Batman and Quigleys mining and metallurgical parameters are due to their individual geologic and engineering characteristics.
6)	Rex Bryan of Tetra Tech is the QP responsible for the Statement of Mineral Resources for the Batman, Heap Leach Pad and Quigleys deposits.
7)	Thomas Dyer of RESPEC is the QP responsible for developing the resource WhittleTM pit shell for the Batman Deposit.
8)	The effective date of the Heap Leach, Batman and Quigleys resource estimate is December 31, 2023.
9)	Mineral resources that are not mineral reserves have no demonstrated economic viability and do not meet all relevant modifying factors.

Mt Todd Gold Project – Mineral Reserves – 50,000 tpd, 0.35 g Au/t cut-off and $1,500 per Ounce LG Pit

	Batman Deposit			Heap Leach Pad			Total
			Contained			Contained			Contained
	Tonnes	Grade	Ounces	Tonnes	Grade	Ounces	Tonnes	Grade	Ounces
	(000s)	(g Au/t)	(000s)	(000s)	(g Au/t)	(000s)	(000s)	(g Au/t)	(000s)
Proven	81,277	0.84	2,192	—	—	—	81,277	0.84	2,192
Probable	185,744	0.76	4,555	13,354	0.54	232	199,098	0.75	4,787
Proven & Probable	267,021	0.79	6,747	13,354	0.54	232	280,375	0.77	6,979

Economic analysis conducted only on proven and probable mineral reserves.

Notes:

1)	Thomas L. Dyer, P.E., is the QP responsible for reporting the Batman Deposit Proven and Probable mineral reserves.
2)	Batman deposit mineral reserves are reported using a 0.35 g Au/t cutoff grade and $1,800 per ounce gold price. A US$ 1,500/oz-Au pit shell was used.
3)	Deepak Malhotra is the QP responsible for reporting the heap-leach pad mineral reserves.
4)	Because all the heap-leach pad reserves are to be fed through the mill, these reserves are reported without a cutoff grade applied.
5)	The mineral reserves point of reference is the point where material is fed into the mill.
6)	The effective date of the mineral reserve estimates under the requirements of S-K 1300 is December 31, 2023. There have been no changes in the mineral reserve estimates since December 31, 2022 because the Company and the relevant qualified persons determined that the same material assumptions and criteria continued to apply as of December 31, 2023, including that the Company used a cutoff grade higher than the economic cutoff grade such that any intervening changes in the underlying economic assumptions were not material and did not require use of a cutoff grade greater than 0.35 g Au/t for mineral reserve estimation purposes.
7)	The effective date of the mineral reserve estimates under the requirements of NI 43-101 is December 31, 2023.

Qualified Person

John Rozelle, a “qualified person” as defined by S-K 1300 and NI 43-101, has verified the data underlying the information contained in and has approved this press release. For additional information applicable to the 2024 Updated FS, including data verification, quality assurance and control, and key assumptions; and for other matters relating to the Project, see Vista’s most recent Annual Report on Form 10-K as filed on EDGAR at www.sec.gov/edgar.shtml and on SEDAR+ at www.sedarplus.ca.

About Vista Gold Corp.

Vista is a gold project developer. The Company’s flagship asset is Mt Todd, located in the mining friendly jurisdiction of Northern Territory, Australia. Situated approximately 250 km southeast of Darwin, Mt Todd is one of the largest development stage opportunities in Australia and demonstrates compelling economics. All major environmental and operating permits necessary to initiate development of Mt Todd are in place.

Mt Todd benefits from its location in a leading mining jurisdiction and offers opportunities to add value through growth of mineral reserves, alternative development strategies, and other de-risking activities.

For further information about Vista or Mt Todd, please contact Pamela Solly, Vice President of Investor Relations, at (720) 981-1185 or visit the Company’s website at www.vistagold.com.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this news release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as the Company’s anticipated plans for Mt Todd, including finding potential development alternatives and the Company’s focus on maximizing shareholder value and the realization of the intrinsic value of Mt Todd; estimates of mineral reserves and resources; projected Project economics, including anticipated production, average cash costs, after-tax NPV, IRR, capital requirements and expenditures, gold recovery after-tax payback, operating costs, average tonne per day milling, mining methods procedures, estimated gold recovery, Project design, and life of mine, ability to convert estimated mineral resources to proven or probable mineral reserves; average cash costs, average all-in sustaining costs, timing for and completion of the NI 43-101 technical report and the S-K 1300 technical report summary for the FS; our belief that using a gold price of $2,100 and a $0.66 Fx rate are more reflective of current market conditions; our belief that Mt Todd is a robust project with strong leverage to the gold price; our belief that Mt Todd’s value is confirmed at the given foreign exchange rates and conservative gold price selected; our belief that Mt Todd’s value is confirmed at the given foreign exchange rates and conservative gold price selected; our belief that our evaluation of a smaller-scale, staged development strategy to advance Mt Todd complements the work we are doing with CIBC; our belief that Mt Todd is one of the largest development stage opportunities in Australia and demonstrates compelling economics; our belief that Mt Todd offers opportunities to add value through growth of mineral reserves, alternative development opportunities, and other de-risking activities are forward-looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this news release include the following: our forecasts and expected cash flows; our projected capital and operating costs; our expectations regarding mining and metallurgical recoveries; mine life and production rates; that laws or regulations impacting mine development or mining activities will remain consistent; our approved business plans, our mineral resource and reserve estimates and results of preliminary economic assessments; preliminary feasibility studies and feasibility studies on our projects, if any; our experience with regulators; political and social support of the mining industry in Australia; our experience and knowledge of the Australian mining industry and our expectations of economic conditions and the price of gold. When used in this news release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate” and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, uncertainty of resource and reserve estimates, uncertainty as to the Company’s future operating costs and ability to raise capital; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on our operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; uncertainty as to the results of bulk metallurgical test work; and uncertainty as to completion of critical milestones for Mt Todd; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s latest Annual Report on Form 10-K as filed in February 2023, subsequent Quarterly Reports on Form 10-Q, and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Except as required by law, we assume no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

Note Regarding Non-GAAP Financial Measures

In this press release, we have provided information prepared or calculated according to U.S. GAAP, as well as provided certain non-U.S. GAAP prospective financial performance measures. Because the non-U.S. GAAP performance measures do not have standardized meanings prescribed by U.S. GAAP, they may not be comparable to similar measures presented by other companies. These measures should not be considered in isolation or as substitutes for measures of performance prepared in accordance with U.S. GAAP. There are limitations associated with the use of such non-U.S. GAAP measures. Since these measures do not incorporate revenues, changes in working capital and non-operating cash costs, they are not necessarily indicative of potential operating profit or loss, or cash flow from operations as determined in accordance with U.S. GAAP.

The non-U.S. GAAP measures associated with Cash Operating Costs, Cash Costs, AISC and resulting per ounce metrics are not, and are not intended to be, presentations in accordance with U.S. GAAP. These metrics represent costs and unit-cost measured related to the Project.

We believe that these metrics help investors understand the economics of the Project. We present the non-U.S. GAAP financial measures for our Project in the tables below. Actual U.S. GAAP results may vary from the amounts disclosed in this news release. Other companies may calculate these measures differently.

Cash Operating Costs, Cash Costs, AISC and Respective Unit Cost Measures

Cash Operating Costs is a non-U.S. GAAP metric used by the Company to measure aggregate costs of operations that will generally be within the Company’s direct control. We believe this metric reflects the operating performance potential for Mt Todd for the mining, processing, administration, and sales functions. Contractual obligations for surface land rights (project royalties) are excluded from this metric.

Cash Costs and AISC are non-U.S. GAAP metrics developed by the World Gold Council to provide transparency into the costs associated with producing gold and provide a comparable standard. The Company reports Cash Costs and AISC on a per ounce basis because we believe this metric more completely reflects mining costs over the life of mine. Similar metrics are widely used in the gold mining industry as comparative benchmarks of performance.

Cash Operating Costs consist of Project operating costs and refining costs, and exclude royalties.

Cash Costs consist of Cash Operating Costs (as described above), plus royalties. The sum of these costs is divided by the corresponding payable gold ounces to determine the per ounce metrics.

AISC consists of Cash Costs (as described above), plus sustaining capital costs. The sum of these costs is divided by the corresponding payable gold ounces to determine the per ounce metric.

Other costs excluded from Cash Operating Costs, Cash Costs, and AISC include depreciation and amortization, income taxes, government royalties, financing charges, costs related to business combinations, asset acquisitions other than sustaining capital, and asset dispositions.

The following tables demonstrate the calculation of Cash Operating Costs, Cash Costs, AISC, and related unit-cost metrics for amounts presented in this press release.

	Units	Life of Mine
Payable Gold	koz	6,313
Operating Costs	US$ millions	$5,420
Refining Cost	US$ millions	23
Cash Operating Costs	US$ millions	5,443
Royalties	US$ millions	324
Cash Costs	US$ millions	$5,767

Cash Cost per ounce	US$/oz	$913

Sustaining Capital	US$ millions	759
All-In-Sustaining Costs	US$ millions	$6,526

AISC per ounce	US$/oz	$1,034

	Units	Life of Mine
Payable Gold	koz	6,313
Mining Costs	US$ millions	$2,153
Processing Costs	US$ millions	2,889
Site General and Administrative Costs	US$ millions	293
Project Services	US$ millions	84
Operating Costs	US$ millions	5,420
Refining Cost	US$ millions	23
Cash Operating Costs	US$ millions	5,443
Royalties	US$ millions	324
Cash Costs	US$ millions	$5,767

Note: Amounts may not add to totals due to rounding.